Exhibit 11
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

                                                                            For the Six Months Ended
                                                                                   January 31
                                                                                   ----------
                                                                               2001           2000
                                                                           ------------   -----------
Shares outstanding                                                           6,504,351      4,552,242
                                                                           -----------    -----------

Weighted average shares outstanding                                          6,145,403      4,451,372
Stock Options                                                                1,412,675      1,452,500
Warrants                                                                     1,797,500      1,798,125
                                                                           -----------    -----------
   Total weighted average shares outstanding                                 9,355,578      7,701,997
                                                                           ===========    ===========
Net income (loss) before cumulative
   change in accounting principle                                          $  (934,449)   $    80,925

Cumulative effect of change
   in accounting principle                                                          --         79,896

Net income (loss)                                                          $  (934,449)   $   160,821
                                                                           ===========    ===========
Basic Net Earnings (Loss) per share
   Net income (loss) per common share before change
      in accounting principle                                              $     (0.15)   $      0.02
   Cumulative effect of change
      in accounting principle                                                       --           0.02

Net income (loss) per common share                                         $     (0.15)   $      0.04
                                                                           ===========    ===========
Diluted Net Earnings (Loss) per share
   Net income (loss) per common share before change                        $     (0.15)   $      0.01
      in accounting principal
   Cumulative effect of change
      in accounting principle                                                       --           0.01
                                                                           -----------    -----------
Net income (loss) per common share                                         $     (0.15)   $      0.02
                                                                           ===========    ===========
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